SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Check the appropriate box:

✓	Preliminary Proxy Statement	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

	Definitive Proxy Statement	Definitive Additional Materials

Soliciting Materials Pursuant to §240.14a-12

Glowpoint, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

Payment of Filing Fee (Check the appropriate box):

✓	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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GLOWPOINT, INC.

225 Long Avenue
Hillside, New Jersey 07205

April __, 2009

Dear Stockholder:

We are pleased to invite you to the 2009 Annual Meeting of Stockholders of Glowpoint, Inc., which will be held at 1:30 p.m. local time, on May 28, 2009, at the law offices of Gibbons P.C., One Gateway Center, 21st Floor, Newark, New Jersey 07102.

At the meeting, you will be asked to: (i) amend our certificate of incorporation to eliminate our classified Board of Directors; (ii) elect the members of our board of directors, which shall be (x) if the amended certificate of incorporation is approved (Proposal 1), five directors to serve a one-year term, or (y) if the amended certificate of incorporation is not approved, elect two Class I Directors to serve a three-year term each; and (iii) ratify the appointment of Amper, Politziner & Mattia, LLP as our Independent Registered Public Accounting Firm for fiscal year 2009.

The enclosed notice and proxy statement contain complete information about the matters to be considered at the Annual Meeting. We are also enclosing our Annual Report, which was filed with the Securities and Exchange Commission on Form 10-K on March 31, 2009. Copies of these reports are available for review at www.glowpoint.com/investors or may be mailed to you free of charge by requesting a copy by contacting us at 866-GLOWPOINT (x2002) or mailing a request to Glowpoint Investor Relations, 225 Long Avenue, Hillside NJ 07205.

We hope you will be able to attend the meeting in person. Whether or not you expect to attend, we urge you to complete, date, sign and return the proxy card in the enclosed envelope or submit your proxy by telephone, so that your shares will be represented and voted at the meeting.

Sincerely,

Joseph Laezza President

GLOWPOINT, INC.

225 Long Avenue
Hillside, New Jersey 07205

NOTICE OF THE 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 28, 2009

To our Stockholders:

The Annual Meeting of Stockholders of Glowpoint, Inc. will be held at 1:30 p.m. local time on May 28, 2009, at the law offices of Gibbons P.C., One Gateway Center, 21st Floor, Newark, New Jersey 07102, for the following purposes:

1.

To amend our certificate of incorporation to eliminate our classified Board of Directors;

2.

To elect the members of our board of directors, which shall be (x) if the amended certificate of incorporation is approved (Proposal 1), five directors to serve a one-year term, or (y) if the amended certificate of incorporation is not approved, elect two Class I Directors to serve a three-year term each;

3.

To ratify the appointment of Amper, Politziner & Mattia, LLP as our Independent Registered Public Accounting Firm for fiscal year 2009; and

4.

To transact other business as may properly come before the meeting.

Stockholders of record of our common stock as of the close of business on April 16, 2009 are entitled to attend and vote at the Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

David W. Robinson Corporate Secretary

April __, 2009

Important Notice Regarding the Availability of Proxy Materials for Our

Stockholders Meeting to Be Held on May 28, 2009

The accompanying proxy statement and our 2008 annual report to shareholders are available at http://www.glowpoint.com/investors.

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD OR TO VOTE BY TELEPHONE.

GLOWPOINT, INC.

225 Long Avenue
Hillside, New Jersey 07205

_____________________

PROXY STATEMENT

_____________________

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of Glowpoint, Inc. (referred to throughout this proxy statement as “Glowpoint” or “we” or “our”) is soliciting proxies for our 2009 Annual Meeting of Stockholders or any adjournment or postponement thereof. The Annual Meeting will be held at 1:30 p.m. local time on May 28, 2009, at the law offices of Gibbons P.C., One Gateway Center, 21st Floor, Newark, New Jersey 07102. This proxy statement, the accompanying proxy card, and our 2008 Annual Report released on Form 10-K on March 31, 2009 are first being mailed to stockholders on or about April __, 2009.

At the Annual Meeting, stockholders will be asked to consider and vote on (1) amending our certificate of incorporation to eliminate our classified Board of Directors, (2) electing the members of our board of directors, which shall be (x) if the amended certificate of incorporation is approved (Proposal 1), five directors to serve a one-year term, or (y) if the amended certificate of incorporation is not approved, elect two Class I Directors to serve a three-year term each, and (3) ratify the appointment of Amper, Politziner & Mattia, LLP as our Independent Registered Public Accounting Firm for fiscal year ending December 31, 2009. At the Annual Meeting, stockholders may also be asked to consider and take action with respect to other matters that properly come before the meeting. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting.

RECORD DATE; QUORUM

Only holders of record of our common stock at the close of business on April 16, 2009 are entitled to vote at the Annual Meeting. As of the record date, approximately 47,510,063 shares of common stock were issued and outstanding, each of which entitles its holder to cast one vote on each matter to be presented at the Annual Meeting. A quorum is present at the Annual Meeting if a majority of shares of common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

VOTING PROCEDURES

The shares represented by the proxies received, properly dated and executed or authenticated, in the case of voting by telephone, and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders.

The affirmative vote of the holders of a majority of the shares of common stock outstanding is required for approval of the proposed amendment to our certificate of incorporation (Proposal 1). The affirmative vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of directors (Proposal 2). The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the ratification of the selection by the Audit Committee of Amper, Politziner & Mattia, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2009 (Proposal 3).

Abstentions and broker “non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

Proposal 1: The vote of the holders of a majority of our common stock outstanding is required for approval of the proposed amendment to our certificate of incorporation. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. Additionally, the approval of the amendment to our certificate of incorporation is a matter on which a broker or other nominee is generally empowered to vote, and therefore, no broker non-votes will exist in connection with Proposal Number 1.

Proposal 2: A plurality of the votes duly cast is required for the election of directors. This means that the nominees receiving the highest number of affirmative votes will be elected to fill the director positions available. Accordingly, votes withheld will have no effect in determining which director receives the highest number of votes. Additionally, the election of directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore no broker non-votes will exist in connection with Proposal Number 2.

Proposal 3: The vote of holders of a majority of voting power held by the stockholders present in person or represented by proxy is required for the ratification of the selection of Amper, Politziner & Mattia, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2009. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. Additionally, the ratification of the appointment of the independent registered public accounting firm for 2009 is a matter on which a broker or other nominee is generally empowered to vote, and therefore, no broker non-votes will exist in connection with Proposal Number 3.

Properly executed or authenticated proxies that do not contain voting instructions will be voted (1) FOR amending our certificate of incorporation to eliminate our classified Board of Directors, (2) FOR each of the nominees named below for election as directors (which includes voting in favor of five directors to serve a one-year term and, in the event the certificate of amendment is not approved, voting in favor of the two Class I Directors to serve a three-year term each), (3) FOR ratification of Amper, Politziner & Mattia, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2009, and (4) with respect to other matters that may come before the Annual Meeting, at the discretion of the proxy holders.

Stockholders have the option to vote by telephone. WE ENCOURAGE YOU TO RECORD YOUR VOTE BY TELEPHONE. It is convenient, and it saves significant postage and processing costs. In addition, when you vote by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

SOLICITATION AND REVOCATION

After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card or by telephone, you may use either of these methods to change your vote. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the telephone voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked. You may also revoke a proxy by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

We will bear the cost of the solicitation of proxies from our stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged American Stock Transfer and Trust Company to aid in the distribution of the proxy materials and will reimburse the related reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2010 Annual Meeting of Stockholders, currently expected to occur in May 2010, must deliver the proposal to the Corporate Secretary, Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, no later than December 31, 2009 if such proposal is to be considered for inclusion in our proxy materials for that meeting.

In addition, our by-laws provide that, in order for a stockholder to propose business for consideration at an annual meeting of stockholders, the stockholder must give written notice to our Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date the annual meeting was made, whichever occurs first.

QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING

Q:

What Is The Proposal Relating To Amending The Certificate To Declassify The Board?

A:

Currently, our board is divided into three classes and each class serves three year terms. You will be asked to consider and vote upon a proposal to instead elect all directors annually for one year terms.

Q:

What Is The Proposal Relating To The Election Of Directors That I Will Be Voting On At The Annual Meeting?

A:

You will be asked to consider and vote upon a proposal to elect individuals to the board of directors. Depending on whether the amended certificate of incorporation is approved (Proposal 1), you will either be asked to elect five directors to serve a one-year term or elect two Class I Directors to serve a three-year term each. Specifically, you will be asked to elect either (i) the following five individuals to a one-year term: Joseph Laezza, James S. Lusk, David W. Robinson, Peter A. Rust and Grant Dawson; or (ii) the following two individuals to a three-year term: James S. Lusk and Peter A. Rust.

Q:

What Is The Proposal Relating To The Ratification Of The Audit Committee’s Appointment Of an Independent Registered Public Accounting Firm That I Will Be Voting On At The Annual Meeting?

A:

You will be voting to ratify the audit committee’s appointment of Amper, Politziner & Mattia, LLC, an Independent Registered Public Accounting Firm, as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2009.

Q:

Who Is Soliciting My Proxy?

A:

This proxy solicitation is being made and paid for by Glowpoint. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet or fax, in person or otherwise. Such persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock. We will reimburse such persons and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

Q:

How Does The Board Recommend That I Vote On The Matters Proposed?

A:

Your board unanimously recommends that you vote “FOR” each of the proposals submitted at the Annual Meeting.

Q:

Who Is Entitled To Vote At The Annual Meeting?

A:

Only holders of record of our common stock as of the close of business on April 16, 2009 will be entitled to notice of and to vote at the Annual Meeting.

Q:

When And Where Is The Annual Meeting?

A:

The Annual Meeting of our stockholders will be held at 1:30 p.m. local time, on Tuesday, May 28, 2009, at the law offices of Gibbons P.C., One Gateway Center, 21st Floor, Newark, New Jersey 07102.

Q:

Where Can I Vote My Shares?

A:

You can vote your shares where indicated by the instructions set forth on the proxy card, including by telephone, or you can attend and vote your shares in person at the Annual Meeting.

Q:

If My Shares Are Held In “Street Name” By My Broker, Will My Broker Vote My Shares For Me?

A:

Your broker may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:

May I Change My Vote After I Have Mailed My Signed Proxy Card?

A:

Yes. Just send in a written revocation or a later dated, signed proxy card before the Annual Meeting or vote again by telephone, or simply attend the Annual Meeting and vote in person. Simply attending the Annual Meeting, however, will not revoke your proxy; you must vote at the Annual Meeting.

Q:

What Do I Need To Do Now?

A:

Please vote your shares as soon as possible so that your shares may be represented at the Annual Meeting. You may vote by signing and dating your proxy card and mailing it in the enclosed return envelope or by telephone, or you may vote in person at the Annual Meeting.

Q:

Who Should I Call If I Have Questions?

A:

If you have questions about any of the proposals on which you are voting, you may call David W. Robinson, our Corporate Secretary, at 866-GLOWPOINT (x2087).

PROPOSAL NO. 1 —

AMENDING CERTIFICATE OF INCORPORATION TO ELIMINATE CLASSIFIED BOARD OF DIRECTORS

Article Seventh of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), currently provides that the board is divided into three classes and each class shall serve three year terms. The board of directors adopted a resolution to amend and restate Article Seventh of the Certificate so as to elect all directors annually and directors shall serve for one year and until their successors are duly elected and qualified. See Appendix A hereto for the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Glowpoint, Inc.

The board of directors has considered the merits of annually elected and staggered boards, taking into account a variety of perspectives. The board recognizes that a staggered board may make it more difficult or discourage an unsolicited tender offer, proxy contest or assumption of control by a holder of a large block of the Company’s shares, even in the event that any of these transactions are favored by the shareholders of the Company. Management is not currently aware of any specific effort to accumulate Glowpoint securities or otherwise obtain control of Glowpoint by means of a tender offer or proxy contest. In addition, the board recognizes that a staggered board may make the removal of incumbent management more difficult. The board believes that its staggered system has helped assure the continuity of experienced and seasoned directors and reinforced a commitment to the long-term point of view. Nonetheless the board believes that it would be equally effective under an annual system. Accordingly, the board has adopted a resolution to declassify the board of directors so as to elect all directors annually and directors will serve for one year and until their successors are duly elected and qualified.

Prior to this meeting, each director submitted his resignation, which was without disagreement and conditioned upon approval of this proposal. Therefore, if this proposal is approved, certain of the directors are standing for election at this meeting while other directors will resign and are not standing for election. If this proposal is not approved, the resignations will not be effective and only the class of directors whose term was expiring will stand for election (see Proposal 2).

Required Vote

An affirmative vote of a majority of the outstanding stock entitled to vote at the Annual Meeting in person or by proxy is required for the approval of the amendment and restatement of Article Seventh of the Certificate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION. PROXIES SOLICITED BY GLOWPOINT WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

PROPOSAL NO. 2 —

ELECTION OF DIRECTORS

If Proposal 1 is Not Approved

Our directors are presently divided into three classes and will continue to be divided into three classes if Proposal 1 is not approved. The number of directors is determined from time to time by our board of directors. A single class of directors is elected each year at the annual meeting of stockholders. Each director elected at an annual meeting will serve for a term ending at the third annual meeting of stockholders after his or her election and until his or her successor is elected and duly qualified.

In the event Proposal 1 is not approved, only the Class I Directors are to be elected at the Annual Meeting. Those Class I Directors to be elected are to serve until the 2012 annual meeting or until their respective successors are duly elected and qualified. The nominees who will stand for election are Peter A. Rust and James S. Lusk, each of whom is currently a member of our board of directors. The two nominees receiving the highest number of affirmative votes will be elected as Class I Directors. In the event any nominee is unable or unwilling to serve as a nominee, the board of directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our board of directors has no reason to believe that any of the named nominees will be unable or unwilling to serve as a nominee or as a director if elected.

If Proposal 1 is Approved

If Proposal 1 is approved, the classes of directors will be eliminated and all directors are to be elected at the Annual Meeting. Those directors to be elected are to serve until the next annual meeting or until their respective successors are duly elected and qualified. The number of directors is determined from time to time by our board of directors and is currently six members. With the approval of Proposal 1 and the resignation of all of the directors, however, the size of our board of directors will be reduced to five members. The nominees who will stand for election are Joseph Laezza, James S. Lusk, David W. Robinson, Peter A. Rust and Grant Dawson, all of whom, except Mr. Dawson, are currently members of our board of directors. The five nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee, the board of directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our board of directors has no reason to believe that any of the named nominees will be unable or unwilling to serve as a nominee or as a director if elected.

Director and Executive Officer Information

The following table sets forth information with respect to our current directors, director nominees and executive officers.

Name	Age	Position with Company

Class I Director Nominees
James S. Lusk (1)(2)	53	Class I Director
Peter A. Rust (1)(3)(4)	55	Class I Director

All Other Director Nominees (if Proposal 1 is approved)
Joseph Laezza	38	Class III Director, Co-Chief Executive Officer, President, and Chief Operating Officer
David W. Robinson	40	Class III Director, Co-Chief Executive Officer, General Counsel, Executive Vice President, Business Development and Corporate Secretary
Grant Dawson	40	Director Nominee

Other Directors and Non-Director Executive Officer
Bami Bastani (1)(2)(3)	55	Class III Director
Dean Hiltzik (2)(3)	55	Class III Director
Edwin F. Heinen	57	Chief Financial Officer and Executive Vice President, Finance

———————

(1)

Member of the Audit Committee.

(2)

Member of the Compensation Committee.

(3)

Member of the Nominating Committee.

(4)

Alternate Member of the Compensation Committee

Biographies

Class I Director Nominees

James S. Lusk, Class I Director. Mr. Lusk joined our board of directors in February 2007 and his term will expire at the annual meeting of stockholders in 2009. He is Chief Financial Officer of ABM Industries Incorporated (NYSE:ABM), a leading facility services contractor in the United States and Canada, and was formerly ABM’s Executive Vice President. Prior to joining ABM, he was Vice President, Business Services of Avaya, Chief Financial Officer, Treasurer of BioScrip/MIM, President of Lucent Technologies’ Business Solutions division, and interim Chief Financial Officer of Lucent Technologies. Mr. Lusk earned his B.S. (Economics), cum laude, from the Wharton School, University of Pennsylvania, and his M.B.A (Finance) from Seton Hall University. He is a CPA and was inducted into the AICPA Business and Industry Leadership Hall of Fame in 1999.

Peter A. Rust, Class I Director. Mr. Rust joined our board of directors in May 2006 and is currently Chairman of the Board. His term will expire at the annual meeting of stockholders in 2009. Mr. Rust has over 27 years of experience in the telecommunications, Internet and computer industries. He is currently CEO of Bank Street Consulting Group, a firm that helps companies accelerate their growth by designing and implementing best-in-class product, market and sales strategies as well as recruiting required talent. Previously, Mr. Rust was CEO of FWD, a web-based multimedia communications business and President and CEO of Con Edison Communications.  He is also a former director of NEON Communications, is a current director for two non-profits and is a past member of the Communications Sector of the NYC Investment Fund. Mr. Rust holds an M.B.A. in Corporate Finance from Adelphi University, a Master of Science in Biomedical Engineering from Polytechnic University of New York, and a B.A. from Brown University in Rhode Island.

All Other Director Nominees: Nominees to be voted on if Proposal 1 is approved

Joseph Laezza, Co-Chief Executive Officer, President and Class III Director. Mr. Laezza has been our Co-Chief Executive Officer and Class III Director since March 2009, our President since June 2008, our Chief Operating Officer since April 2006 and previously served as our Vice President, Operations since March 2004. His term as a Class III Director will expire at the annual meeting of stockholders in 2011. Mr. Laezza joined the Company from Con Edison Communications, where he was Vice President, Network Operations. He previously held management positions at a number of telecommunications service providers, including AT&T and XO Communications, where he was responsible for operations, service delivery, and customer service.

David W. Robinson, Co-Chief Executive Officer, General Counsel, Executive Vice President of Business Development, Corporate Secretary and Class III Director. Mr. Robinson has been our Co-Chief Executive Officer and Class III Director since March 2009, our Executive Vice President, Business Development since June 2008, and General Counsel since May 2006. His term as a Class III Director will expire at the annual meeting of stockholders in 2011. Prior to joining the Company, Mr. Robinson was Vice President and General Counsel of Con Edison Communications from August 2001 until March 2006, when Con Edison Communications was purchased by RCN Corporation. Before that, Mr. Robinson served in senior executive positions with other telecommunications service providers and provided legal and business counseling to other businesses. Mr. Robinson received a B.A. from the University of Pennsylvania (magna cum laude) and a Juris Doctorate from Boston College Law School.

Grant Dawson, Director Nominee. Mr. Dawson is Senior Investment Analyst, North American Fixed Income, for MFC Global Investment Management, with responsibility for credit assessment and recommendations related to MFC GIM’s fixed income assets that are managed against industry benchmarks. He joined MFC Global Investment Management in 2008 and has worked in the investment industry since 1998. Previously, he was a lead analyst with a credit rating agency and has held various senior management positions in credit management and corporate finance with Nortel and in equity research with Dain Rauscher Ltd. Mr. Dawson earned an M.B. A. from the SMU Cox School of Business, a B.A. and a Bachelor of Commerce from the University of Windsor, and is a Chartered Financial Analyst. Mr. Dawson is “independent” (in accordance with the published listing requirements of the NYSE AMEX LLC) and has been determined by the board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. In the event Proposal 1 is approved and he is elected to the board, Mr. Dawson is expected to be elected by the board to the audit and compensation committees to fill the vacancy created by the resignation of Dr. Bastani and Mr. Hiltzik, respectively. Mr. Dawson was originally brought to the attention of the nominating committee pursuant to Section 3.9(c) of that certain Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of March 16, 2009 (the “Purchase Agreement”), which provides that the nominating committee will consider one board nominee proposed by a purchaser thereto and so long as such purchaser owns at least 50% of the outstanding shares of Series A-1 Convertible Preferred Stock. The purchaser under the Purchase Agreement, Vicis Capital, LLC, satisfies this criteria and submitted Mr. Dawson for consideration. The nominating party, however, has no affiliation with Mr. Dawson or his employer.

Required Vote and Board Recommendation

A plurality of the votes duly cast is required for the election of directors. This means that the nominees receiving the highest number of affirmative votes will be elected to fill the director positions available. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect. Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

Additional Biographies

Directors, Whose Terms of Office Continue After the Annual Meeting if Proposal 1 is not approved

Bami Bastani, Class II Director. Dr. Bastani joined our board of directors in February 2007 and his term will expire at the annual meeting of stockholders in 2010. Until August 2008, he was President and CEO of ANADIGICS (NASDAQ:ANAD), a leading supplier of semiconductor radio frequency integrated circuits for the broadband and wireless communications markets. Prior to joining ANADIGICS in 1998, he held senior positions with Fujitsu Microelectronics and National Semiconductor. Dr. Bastani currently serves on the board of directors of Nitronex, a private company; he previously served on the board of directors of Globespan Virata in 2003 and was a national member of the AEA board of directors until 2007. Dr. Bastani earned his Ph.D and his M.S.E.E. in Microelectronics from Ohio State University and his B.S. (Electrical Engineering) from the University of Arkansas. He also holds three U.S. patents.

Dean Hiltzik, Class III Director. Mr. Hiltzik has been a member of our board of directors since May 2000 and his term will expire at the annual meeting of stockholders in 2011. From September 1999 until May 2000, Mr. Hiltzik was a member of the board of directors of All Communications Corporation (“ACC”). Mr. Hiltzik, a certified public accountant, is a partner and director at the accounting and consulting firm of Marks Paneth & Shron LLP (“MPS”), which acquired his former firm Schneider & Associates LLP, which he joined in 1979. MPS provides tax and consulting services to Glowpoint. Mr. Hiltzik received a B.A. from Columbia University and an M.B.A. in Accounting from Hofstra University.

Joseph Laezza, Co-Chief Executive Officer, President and Class III Director. See above.

David W. Robinson, Co-Chief Executive Officer, General Counsel, Executive Vice President of Business Development, Corporate Secretary and Class III Director. See above.

Executive Officer

The following individual is an executive officer but is not a director:

Edwin F. Heinen, Chief Financial Officer and Executive Vice President, Finance.  Mr. Heinen, a certified public accountant, has been our Chief Financial Officer since April 2006 and previously served as our Controller since March 2005. Mr. Heinen joined the Company from Communications Network Enhancement, Inc., an audio conferencing company, where he was CFO since September 2001. Before that, Mr. Heinen served in senior financial executive positions with responsibility for accounting, auditing, treasury, analysis, budgeting, and financial and tax reporting. Mr. Heinen received a B.S. in Business Administration from Cornell University and an M.B.A in Finance from the University of Detroit.

Board of Directors, Board Committees and Meetings

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the company’s day-to-day operations. The primary responsibilities of the board of directors are oversight, counseling and direction to our management in the long-term interests of us and our stockholders. Our board of directors currently consists of seven directors. The current board members and nominees for election include five independent directors and one current member and one former member of our senior management.

Our board of directors met ten times during the year ended December 31, 2008. During this period, each director attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period for which he was a director and (ii) the total number of meetings of committees of the board on which he served, held during the period for which he served. The board has an audit committee, a compensation committee and a nominating committee.

As a general matter, board members are expected to attend our annual meetings. All of our Board members attended our 2009 annual meeting of stockholders held on May 20, 2008.

“Independent” Directors. Each of our directors and director nominees other than Messrs. Laezza and Robinson qualify as “independent” in accordance with the published listing requirements of the NYSE AMEX LLC (“AmEx”). Messrs. Laezza and Robinson are currently our employees. The AmEx independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the AmEx rules, the board has made a subjective determination as to each independent director that no relationship exist which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to Glowpoint and Glowpoint’s management.

In addition, as required by AmEx rules, the members of the audit committee each qualify as “independent” under special standards established by the Securities and Exchange Commission (the “SEC”) for members of audit committees. The audit committee is also required to have at least one independent member who is determined by the board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Each member of the audit committee is independent and has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board.

Audit Committee

We currently have an audit committee consisting of James S. Lusk (Chairman), Bami Bastani and Peter A. Rust. Our board of directors has determined that each member of the audit committee has the accounting and related financial management expertise and satisfies the requirement as an “audit committee financial expert,” all as determined pursuant to the rules and regulations of the SEC. The audit committee consults and meets with our Independent Registered Public Accounting Firm and chief financial officer and accounting personnel, reviews potential conflict of interest situations where appropriate, and reports and makes recommendations to the full board of directors regarding such matters. The audit committee operates under a written audit committee charter, which was originally filed with our proxy statement for the 2003 annual meeting of our stockholders, but was amended and restated by the board on September 29, 2005. Our amended and restated audit committee charter is available online at www.glowpoint.com/governance. You may also request a copy of the audit committee charter, at no cost, by telephoning us at (866) GLOWPOINT or writing to us at Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, Attention: Investor Relations. The audit committee met five times during the year ended December 31, 2008.

Compensation Committee

We currently have a compensation committee consisting of Bami Bastani, Dean Hiltzik and James S. Lusk. Peter Rust serves as an alternate member of the compensation committee. Each member of the compensation committee meets the independence requirements of the AmEx. The compensation committee is responsible for supervising our executive compensation policies, reviewing officers’ salaries, approving significant changes in employee benefits and recommending to the board of directors such other forms of remuneration as it deems appropriate. The compensation committee operates under a written compensation committee charter, which was adopted in May 2007 and is available online at www.glowpoint.com/governance. You may also request a copy of the compensation committee charter, at no cost, by telephoning us at (866) GLOWPOINT or writing to us at Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, Attention: Investor Relations. The compensation committee met five during the year ended December 31, 2008.

Nominating Committee

We currently have a nominating committee consisting of Bami Bastani, Dean Hiltzik and Peter A. Rust. Each member of the nominating committee meets the independence requirements of the AmEx. The nominating committee is responsible for assessing the performance of our board of directors and making recommendations to our board regarding nominees for the board. The nominating committee was formed in February 2004. Prior to the formation of the committee, its functions were performed by the board of directors. The nominating committee operates under a written nominating committee charter, which was filed with our proxy statement for the 2004 annual meeting of our stockholders and is available online at www.glowpoint.com/governance. You may also request a copy of the nominating committee charter, at no cost, by telephoning us at (866) GLOWPOINT or writing to us at Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, Attention: Investor Relations. The compensation committee met once during the year ended December 31, 2008.

The nominating committee considers qualified candidates to serve as a member of our board of directors suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 225 Long Avenue, Hillside, New Jersey 07205. Stockholder submissions that are received in accordance with our by-laws and that meet the criteria outlined in the nominating committee charter are forwarded to the members of the nominating committee for review. Stockholder submissions must include the following information:

A statement that the writer is our stockholder and is proposing a candidate for our board of directors for consideration by the nominating committee;

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The name of and contact information for the candidate;

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A statement of the candidate’s business and educational experience;

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Information regarding each of the factors set forth in the nominating committee charter sufficient to enable the nominating committee to evaluate the candidate;

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A statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

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Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

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A statement that the candidate is willing to be considered and willing to serve as our director if nominated and elected.

In considering potential new directors and officers, the nominating committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with our industry; and prominence and reputation. The nominating committee will also consider whether the individual has the time available to devote to the work of our board of directors and one or more of its committees. Other than Mr. Dawson, who was recommended by Vicis Capital LLC in accordance with the Purchase Agreement, none of the candidates this year for election to the board of directors were brought to the nominating committee by stockholder submission.

The nominating committee will also review the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on our board of directors. In making its selection, the nominating committee will bear in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The nominating committee will periodically review and reassess the adequacy of its charter and propose any changes to the board of directors for approval.

Director Compensation

Our current director compensation policy provides that directors who are not our executive officers or employees receive a director’s fee of a cash payment of $2,000 and an option to purchase 1,000 shares of common stock for each board meeting attended, a cash payment of $1,000 and an option to purchase 500 shares of common stock for each committee meeting attended, and a cash payment of $5,000 and options to purchase 4,000 shares of common stock for attendance at the annual meeting of stockholders. Each chairperson of a standing committee of our board of directors also receives a cash payment of $1,000 per year, paid following each annual meeting of our stockholders. Attendance at board meetings and committee may be in person or by telephone. Each director who is independent in accordance with the published listing requirements of Nasdaq receives a one-time grant of 80,000 restricted shares of our common stock. The restricted shares have an exercise price equal to the closing price of our common stock (as quoted in the Pink Sheets, Over-the-Counter Bulletin Board, or applicable exchange) on the date of grant. 20,000 shares vest on the date of grant and 20,000 shares vest on each of the first, second and third anniversaries of the date of grant, provided that, with respect to each scheduled vesting date, the director in question (i) attended at least 75% of the meetings of the board of directors held in the twelve months prior to the scheduled vesting date and (ii) remains independent under the Nasdaq listing standards prevailing on the scheduled vesting date. The restricted shares become fully vested and exercisable upon a change in control of our company.

At the Annual Meeting, our board of directors has decided to adopt a new director compensation policy, which will provides that directors who are not our executive officers or employees receive an annual cash fee of $20,000, payable in equal quarterly installments on the first business day following the end of the calendar quarter, and an annual grant of 25,000 restricted shares of our common stock, which shall be made at the annual meeting of our stockholders and shall vest at the next annual meeting of our stockholders. The chairperson of our board of directors, if any, and the chairperson of our audit committee will each receive an additional cash payment of $5,000 per year, payable in equal quarterly installments. Attendance at board meetings and committee may be in person or by telephone.

The following table represents compensation paid to our directors during the year ended December 31, 2008:

Name	Year	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total
Aziz Ahmad	2008	$21,000	$7,600	$4,869	$33,469

Bami Bastani	2008	35,000	14,000	7,579	56,579

Dean Hiltzik	2008	24,000	—	5,355	29,355

James Lusk	2008	35,000	14,000	7,378	56,378

Richard Reiss	2008	25,000	—	5,701	30,701

Peter Rust	2008	31,000	12,338	6,788	50,126

———————

(1)

Non employee directors are paid $2,000 for attending each Board of Director meeting and $1,000 for attending each committee meeting.

(2)

When a non-employee is elected to the Board of Directors they receive 80,000 restricted shares which vest as to 20,000 shares on each of the grant date and first, second and third anniversary dates of the grant. The amounts included in the “Stock Awards” column represent the compensation cost we recognized in 2008 related to non-option stock awards, as described in Statement of Financial Accounting Standards No. 123R without taking into account any forfeiture rates. We value the non-option stock awards using the common stock price of the grant date. Please see the “Grants of Plan-Based Awards” table for more information regarding stock awards we granted in 2008. The table below summarizes, by year of grant, the expense amounts reported in the “Stock Awards” column for each named executive officer:

Name	Year	2006	2007	2008	Total
Aziz Ahmad	2008	$7,600	$—	$—	$7,600

Bami Bastani	2008	—	14,000	—	14,000

Dean Hiltzik	2008	—	—	—	—

Jim Lusk	2008	—	14,000	—	14,000

Richard Reiss	2008	—	—	—	—

Peter Rust	2008	8,600	—	3,738	12,338

(3)

Non-employee directors receive options to acquire 1,000 shares of common stock for attending each Board of Director meeting and options to acquire 500 shares of common stock for attending each committee meeting. The options are fully vested when granted. The amounts included in the “Option Awards” column represent the compensation cost we recognized in 2008 related to option awards, as described in Statement of Financial Accounting Standards No. 123R. For a discussion of the valuation assumptions, see Note 2 to our consolidated financial statements included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2008. In 2008, we used the following weighted average assumptions to determine the fair value of option awards: a risk-free interest rate of 2.9%, an expected life of five years, expected volatility of 97.0%, an estimated forfeiture rate of 0% and no dividends. Please see the “Grants of Plan-Based Awards” table for more information regarding option awards we granted in 2007.

Contacting The Board Of Directors

Any stockholder who desires to contact our board of directors, committees of the board of directors and individual directors may do so by writing to:

Glowpoint, Inc., [Addressee], 225 Long Avenue, Hillside, New Jersey 07205

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Audit Committee of the Board of Directors

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Compensation Committee of the Board of Directors

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Nominating Committee of the Board of Directors

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Name of individual directors

These communications are sent by us directly to the specified addressee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this Audit Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission. This Audit Committee Report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we may specifically incorporate it by reference into a future filing.

The audit committee is composed of three members. Each member is a director who meets the current independence standards under the applicable SEC and AmEx rules. The audit committee operates under a written audit committee charter. As described more fully in its charter, the purpose of the audit committee is to assist the board in its general oversight of Glowpoint’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of Glowpoint’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. Amper, Politziner & Mattia, LLP (“Amper”), our Independent Registered Public Accounting Firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States). In accordance with law, the audit committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our Independent Registered Public Accounting Firm. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

The audit committee members may not be professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the Independent Registered Public Accounting Firm, nor can the audit committee certify that the Independent Registered Public Accounting Firm is “independent” under applicable rules. The audit committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the Independent Registered Public Accounting Firm on the basis of the information it receives, discussions with management and the Independent Registered Public Accounting Firm, and the experience of the audit committee’s members in business, financial and accounting matters. Each member of the audit committee has been determined by the board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Stockholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board.

In accordance with law, the audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by Glowpoint regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.

Among other matters, the audit committee monitors the activities and performance of Glowpoint’s Independent Registered Public Accounting Firm, including the audit scope, external audit fees, Independent Registered Public Accounting Firm independence matters and the extent to which the Independent Registered Public Accounting Firm may be retained to perform non-audit services.

In accordance with audit committee policy and the requirements of law, all services to be provided by Amper are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly-traded company from obtaining certain non-audit services from its Independent Registered Public Accounting Firm. We obtain these services from other service providers as needed.

The audit committee has reviewed our audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The audit committee has discussed with Amper, our Independent Registered Public Accounting Firm, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.

Our Independent Registered Public Accounting Firm also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the audit committee discussed with the Independent Registered Public Accounting Firm its independence from management and our company. The audit committee has also considered the compatibility of non-audit services with the Independent Registered Public Accounting Firm’s independence.

Based on the audit committee’s discussion with management and the Independent Registered Public Accounting Firm, the audit committee’s review of the audited financial statements, the representations of management and the report of the Independent Registered Public Accounting Firm to the audit committee, the audit committee recommended that the board of directors file the audited consolidated financial statements for the year ended December 31, 2008 with the SEC on Form 10-K.

Respectfully submitted,
James Lusk, Chairman Bami Bastani Peter Rust

COMPENSATION DISCUSSION AND ANALYSIS

General Compensation Philosophy

Our overall compensation philosophy is to provide a total compensation package that is competitive and enables us to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote our short- and long-term financial performance and growth.

The Compensation Committee recognizes the critical role of our executive officers in our growth, success and in our future prospects. Accordingly, our executive compensation policies are designed to (1) align the interests of executive officers with those of stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent on our financial performance, (2) provide compensation that will attract and retain talented professionals, (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options, restricted stock awards and various other benefits, and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

In establishing salary, bonuses and long-term incentive compensation for our executive officers, the Compensation Committee takes into account both the position and the expertise of a particular executive, as well as the Committee’s understanding of competitive compensation for similarly situated executives in our sector of the technology industry. Each of our Co-Chief Executive Officers confers with members of the Compensation Committee, and makes recommendations, regarding the compensation of all executive officers other than him. Neither Co-Chief Executive Officer, however, participates in the Compensation Committee's deliberations regarding his own compensation. In determining the compensation of our executive officers, the Compensation Committee may consult available compensation reports, and at its sole discretion may engage in retaining a compensation consultant or engage in benchmarking. In 2008 the Compensation Committee did not engage a compensation consultant.

Components of Compensation

The components of the compensation program for named executive officers are described below.

Base Salary. Salaries for executive officers for 2008 were generally determined by the Compensation Committee on an individual basis in connection with the determination of the terms of such executive’s applicable employment agreement, based on the following criteria: the executive’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

The base salaries for the named executive officers for 2008 were increased from the 2007 levels pursuant to an employment agreement or in accordance with our company policy and past practice.

Bonus/Incentive Compensation. The Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable cash incentive pay. Accordingly, we did not award a guaranteed bonus to any executive officer in 2008. However, each executive officer is eligible, at the discretion of the Compensation Committee, to receive up to 40% of his base salary for the fiscal year upon the achievement of certain financial performance goals or other criteria and metrics as established by the Co-CEOs and the Compensation Committee.

The Compensation Committee did not award any bonus to the named executive officers for 2008. Mr. Laezza did, however, receive $15,000, in lieu of any payments due under our sales commission plan, for new business he originated in 2008.

Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options or restricted stock links the interests of executives with the long-term interests of our stockholders and encourages executives to remain in our employ. We grant stock options in accordance with our various stock option plans. Grants of options and/or restricted stock are awarded based on a number of factors, including the individual’s level of responsibility, the amount and term of options already held by the individual, the individual’s contributions to the achievement of our financial and strategic objectives, and industry practices and norms.

Broad-based Employee Benefits. As employees, our named executive officers have the opportunity to participate in a number of benefits programs that are generally available to all eligible employees. These benefits include:

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Healthcare Plans – includes medical benefits, dental benefits, and vision care program.

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401(k) Retirement Plan – allows eligible employees to save for retirement on a tax-advantaged basis. Under the 401(k) Plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the Plan subject to applicable annual Internal Revenue Code limits. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. Employee elective deferrals are 100% vested at all times. The 401(k) Plan allows for matching contributions to be made by us. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan and all contributions are deductible by us when made.

Compensation Committee Report

The information contained in this Compensation Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission. This Compensation Committee Report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we may specifically incorporate it by reference into a future filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section appearing above with Glowpoint’s management. Based on this review and these discussions, the Compensation Committee recommended to Glowpoint’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Bami Bastani

Dean Hiltzik

James Lusk

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The table set forth below summarizes for our named executive officers the compensation paid, accrued or granted, during or with respect to the two years ended December 31, 2008. Certain columnar information required by Item 402(c)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers during or with respect to the two years ended December 31, 2008.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
Edwin F. Heinen Chief Financial Officer	2008	$211,523	$—		$79,552	$33,398	$7,072	$331,546
	2007	200,769	63,000	(4)	79,222	54,543	8,695	406,229
Joseph Laezza Co-Chief Executive Officer and President	2008	256,067	15,000	(5)	55,219	29,242	6,455	361,984
	2007	242,976	63,000	(4)	61,971	92,812	7,563	468,322
David W. Robinson Co-Chief Executive Officer, Executive Vice President, General Counsel	2008	262,322	—		63,219	26,167	7,265	358,973
	2007	248,861	63,000	(4)	66,000	27,864	8,205	413,930
Michael Brandofino Former Chief Executive Officer	2008	277,115	—		107,969	21,786	8,421	415,291
	2007	276,058	84,000	(4)	77,500	73,471	9,608	520,637

(1)

The amounts included in the “Stock Awards” column represent the compensation cost we recognized in 2008 and 2007 related to non-option stock awards, as described in Statement of Financial Accounting Standards No. 123R without taking into account any forfeiture rates. We value the non-option stock award using the common stock price on the grant date. Please see the “Grants of Plan-Based Awards” table for more information regarding stock awards we granted in 2008 and 2007. The table below summarizes, by year of grant, the 2008 and 2007 expense amounts, respectively, reported in the “Stock Awards” column for each named executive officer:

Name	Year	2004	2005	2006	2007	2008	Total
Edwin F. Heinen	2008	$—	$—	$—	$37,334	$42,219	$79,553
	2007	—	—	—	79,222	—	79,222
Joseph Laezza	2008	—	—	—	13,000	42,219	55,219
	2007	8,846	—	—	53,125	—	61,971
David W. Robinson	2008	—	—	21,000	—	42,219	63,219
	2007	—	—	21,000	45,000	—	66,000
Michael Brandofino	2008	—	—	—	52,000	52,969	107,969
	2007	—	—	—	77,500	—	77,500

(2)

The amounts included in the “Option Awards” column represent the compensation cost we recognized in 2008 and 2007 related to option awards, as described in Statement of Financial Accounting Standards No. 123R. For a discussion of the valuation assumptions, see Note 2 to our consolidated financial statements included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2008. In 2008, we used the following weighted average assumptions to determine the fair value of the option awards: a risk-free interest rate of 2.9%, an expected life of five years, expected volatility of 97.0%, an estimated forfeiture rate of 10% and no dividends. Please see the “Grants of Plan-Based Awards” table for more information regarding option awards we granted in 2008 and 2007. The following table summarizes, by year of grant, the 2008 and 2007 expense amounts, respectively, reported in the “Option Awards” column for each named executive officer:

Name	Year	2004	2005	2006	2007	2008	Total
Edwin F. Heinen	2008	$—	$7,231	$5,816	$20,351	$—	$33,398
	2007	—	26,679	13,333	14,531	—	54,543
Joseph Laezza	2008	—	3,463	5,816	19,963	—	29,242
	2007	—	10,869	13,333	68,610	—	92,812
David W. Robinson	2008	—	—	5,816	20,351	—	26,167
	2007	—	—	13,333	14,531	—	27,864
Michael Brandofino	2008	—	—	5,816	15,970	—	21,786
	2007	5,250	—	13,333	54,888	—	73,471

(3)

The following table presents all other compensation during the years ended December 31, 2008 and 2007 to the named executive officers:

Name	Year (1)	Vehicle Allowance	Company Contributions to 401(k) Plan	Health Insurance	Severance	Total
Edwin F. Heinen	2008	$4,840	$2,232	$—	$—	$7,072
	2007	4,820	3,875	—	—	8,695
Joseph Laezza	2008	4,840	1,615	—	—	6,455
	2007	4,820	2,743	—	—	7,563
David W. Robinson	2008	4,840	2,425	—	—	7,265
	2007	4,820	3,385	—	—	8,205
Michael Brandofino	2008	4,840	3,581	—	—	8,421
	2007	4,820	3,214	1,574	—	9,608

(4)

The reported bonus consists of a combination of restricted stock and cash. Mr. Brandofino was awarded 100,000 shares of restricted stock, which had a dollar value of $55,000 on the date of grant, and the balance of the bonus (which is $29,000) was paid in cash. Each of Messrs. Laezza, Heinen, and Robinson was awarded 75,000 shares of restricted stock, which had a dollar value of $41,250 on the date of grant, and the balance of the bonus (which is $21,750) was paid in cash.

(5)

The reported amount was paid in cash to Mr. Laezza in lieu of any payments due under our sales commission plan.

Grants of Plan-Based Awards

The table set forth below presents all plan-based equity and non-equity grants made by Glowpoint during the years ended December 31, 2008 and 2007 to the named executive officers. Certain columnar information required by Item 402(d)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers during or with respect to the years ended December 31, 2008 and 2007.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
Edwin F. Heinen	10/24/08	50,000	(10)	—		$—	$15,500
	3/10/08	75,000	(8)	—		—	41,250
	6/25/07	—		100,000	(1)	0.60	46,272
	6/25/07	75,000	(4)	—		—	45,000
	1/30/07	200,000	(7)	—		—	112,000

Joseph Laezza	10/24/08	50,000	(10)	—		—	15,500
	3/10/08	75,000	(8)	—		—	41,250
	6/25/07	75,000	(4)	—		—	45,000
	5/15/07	100,000	(6)	—		—	52,000
	5/15/07	—		250,000	(3)	0.52	99,235

David W. Robinson	10/24/08	50,000	(10)	—		—	15,500
	3/10/08	75,000	(8)	—		—	41,250
	6/25/07	—		100,000	(1)	0.60	46,272
	6/25/07	75,000	(4)	—		—	45,000

Michael Brandofino	10/24/08	50,000	(10)	—		—	15,500
	3/10/08	100,000	(9)	—		—	55,000
	6/25/07	75,000	(4)	—		—	45,000
	5/15/07	—		200,000	(2)	0.52	79,388
	5/15/07	400,000	(5)	—		—	208,000

———————

(1)

The options for each of the named executive officers to purchase 100,000 shares were granted on June 25, 2007, have a ten year life and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.

(2)

Options to purchase 200,000 shares were granted on May 15, 2007, have a ten year life and vests as to 100,000 shares subject to the grant on that date and as to the remaining 100,000 shares subject to the grant, 33.33% on each of the first, second and third anniversary dates of the grant. On March 20, 2009, 133,333 shares had vested and the remaining 66,667 were cancelled.

(3)

Options to purchase 250,000 shares were granted on May 15, 2007, have a ten year life and vests as to 125,000 shares subject to the grant on that date and as to the remaining 125,000 shares subject to the grant, 33.33% on each of the first, second and third anniversary dates of the grant.

(4)

Restricted stock awards for each of the named officers of 75,000 shares were granted on June 25, 2007 and vested on the date of the grant.

(5)

A restricted stock award of 400,000 shares was granted on May 15, 2007, and vests as to 50% of the total number of shares subject to the grant on each of the second and fourth anniversary dates of the grant. On March 20, 2009, the grant was cancelled and replaced with a grant of 400,000 shares which vest upon the earlier of a change in control and the second anniversary of the grant. The grant date fair value of this new grant was $136,000.

(6)

A restricted stock award of 100,000 shares was granted on May 15, 2007, and vests as to 50% of the total number of shares subject to the grant on each of the second and fourth anniversary dates of the grant.

(7)

A restricted stock award of 200,000 shares was granted on January 30, 2007, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.

(8)

Restricted stock awards for each of the named officers of 75,000 shares were granted on March 10, 2008 and vested on the date of the grant.

(9)

A restricted stock award of 100,000 shares was granted on March 10, 2008 and vested on the date of the grant.

(10)

Restricted stock awards for each of the named officers of 50,000 shares were granted on October 24, 2008, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant. The grant of 50,000 shares to Mr. Brandofino was cancelled on March 20, 2009.

Employment Agreements

We have entered into employment agreements with our executive officers. Additional information as to the terms of the employment agreements is set forth in our 2008 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 31, 2009 and is attached hereto. Such information is subject to the detailed provisions of the respective agreements attached as exhibits to our filings with the Securities and Exchange Commission.

Outstanding Equity Awards at Fiscal Year-End

The table set forth below presents the number and values of exercisable and unexercisable options and unvested restricted stock at December 31, 2008. Certain columnar information required by Item 402(f)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers required to be reported in the table during two fiscal years ended December 31, 2008.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (7)
Edwin F. Heinen	40,000	—		$2.13	3/02/2015		—		$—
	14,000	—		1.17	8/10/2015		—		—
	75,000	—		1.00	9/29/2015		—		—
	66,666	33,334	(1)	0.41	6/27/2016		—		—
	33,333	66,667	(2)	0.60	6/25/2017		—		—
	—	—		—	—		133,333	(7)	40,000
	—	—		—	—		50,000	(10)	15,000

Joseph Laezza	50,000	—		1.17	8/10/2015		—		—
	66,666	33,334	(1)	0.41	6/27/2016		—		—
	166,667	83,333	(4)	0.52	5/15/2017		—		—
	—	—		—	—		100,000	(8)	30,000
	—	—		—	—		50,000	(10)	15,000

David W. Robinson	66,666	33,334	(1)	0.41	6/27/2016		—		—
	33,333	66,667	(2)	0.60	6/25/2017		—		—
	—	—		—	—		46,666	(9)	14,000
	—	—		—	—		50,000	(10)	15,000

Michael Brandofino	100,000	—		3.94	1/01/2011	(11)	—		—
	20,000	—		4.40	2/25/2012	(11)	—		—
	15,000	—		3.04	4/24/2012	(11)	—		—
	29,875	—		1.13	7/22/2012	(11)	—		—
	100,000	—		3.39	9/23/2013	(11)	—		—
	100,000	—		1.36	7/26/2014	(11)	—		—
	66,666	33,334	(1)(12)	0.41	6/27/2016	(11)	—		—
	133,333	66,667	(3)(12)	0.52	5/15/2017	(11)	—		—
	—	—		—	—		400,000	(6)	120,000
	—	—		—	—		50,000	(10)	15,000

———————

(1)

An option to purchase 100,000 shares was granted on June 27, 2006, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.

(2)

Options to purchase 100,000 shares were granted on June 25, 2007, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.

(3)

An option to purchase 200,000 shares was granted on May 15, 2007, and vests as to 100,000 shares subject to the grant on that date and as to the remaining 100,000 shares subject to the grant, 33.33% on each of the first, second and third anniversary dates of the grant.

(4)

An option to purchase 250,000 shares was granted on May 15, 2007, and vests as to 125,000 shares subject to the grant on that date and as to the remaining 125,000 shares subject to the grant, 33.33% on each of the first, second and third anniversary dates of the grant.

(5)

The market value of the stock awards is based on the $0.30 closing price our common stock on December 31, 2008.

(6)

A restricted stock award of 400,000 shares was granted on May 15, 2007, and was scheduled to vest 50% of the total number of shares subject to the grant on each of the second and fourth anniversary dates of the grant. As of December 31, 2008, all shares were unvested. In connection with Mr. Brandofino’s resignation on March 20, 2009, this restricted stock award was cancelled and a new award of 400,000 shares of restricted stock was made, all of which vests on the second anniversary of grant.

(7)

A restricted stock award of 200,000 shares was granted on January 30, 2007, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant. As of December 31, 2008, 66,667 of the shares had vested, and 133,333 of the shares were unvested.

(8)

A restricted stock award of 100,000 shares was granted on May 15, 2007, and vests as to 50% of the total number of shares subject to the grant on each of the second and fourth anniversary dates of the grant. As of December 31, 2008, all shares were unvested.

(9)

A restricted stock award of 200,000 shares was granted on May 4, 2006, and vests as to 60,000 shares on the commencement date of Mr. Robinson’s employment and as to the remaining 140,000 shares subject to the grant, 33.33% on each of the first, second and third anniversary dates of the grant. As of December 31, 2008, 153,334 of the shares had vested and 46,666 of the shares were unvested.

(10)

A restricted stock award of 50,000 shares was granted on October 24, 2008, and vests 33.33% on each of the first, second and third anniversary dates of the grant. As of December 31, 2008, none of the shares had vested and 50,000 of the shares were unvested. As a result of the resignation of Mr. Brandofino on March 20, 2009, his restricted stock grant was cancelled.

(11)

As a result of the resignation of Mr. Brandofino, the option expiration date was changed to September 16, 2009.

(12)

As a result of the resignation of Mr. Brandofino, these options were cancelled.

Option Exercises and Stock Vested

The table set forth below present’s information concerning stock option exercises and vesting of restricted stock during the year ended December 31, 2008 for each named executive officer. Certain columnar information required by Item 402(g)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers required to be reported in the table during the fiscal year ended December 31, 2008.

		Option Awards		Stock Awards
Name	Year	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
Edwin F. Heinen	2008	—	$—	141,667	$81,250

Joseph Laezza	2008	—	—	75,000	41,250

David W. Robinson	2008	—	—	121,667	64,117

Michael Brandofino	2008	—	—	100,000	55,000

———————

(1)

The value of an option is the difference between (a) the market price upon exercise and (b) the exercise price of the option upon grant.

(2)

The value of a restricted stock share upon vesting is the market value of a share of the Company’s common stock on the vesting date.

Potential Payments upon Termination or Change-in-Control

The tables below outline the potential payments to our Chief Executive Officer and other named executive officers upon the occurrence of certain termination triggering events. For the purposes of the table, below are the standard definitions for the various types of termination, although exact definitions may vary by agreement and by person.

“Voluntary Resignation” means the resignation initiated by the executive officer.

“Resignation for Good Reason” means if the executive officer resigns because: (i) there has been a diminution in his base salary; (ii) he is required to be based in an office that is more than a certain distance (e.g., 50 or 75 miles) from the current location of the office; (iii) he is assigned duties that are materially inconsistent with his current position; or (iv) there is a material diminution of his status, office, title, responsibility, or reporting requirements.

“Termination For Cause” means a termination of executive officer’s employment by the Company because, in the judgment of the Company: (i) the executive officer willfully engaged in any act or omission which is in bad faith and to the detriment of the Company; (ii) the executive officer exhibited unfitness for service, dishonesty, habitual neglect, persistent and serious deficiencies in performance, or gross incompetence, which conduct is not cured within fifteen (15) days after receipt by the executive officer of written notice of the conduct; (iii) the executive officer is convicted of a crime; or (iv) the executive officer refused or failed to act on any reasonable and lawful directive or order from his superior or the Board.

“Termination Without Cause" means a termination for a reason other than for Cause, as defined above.

“Benefits upon a Change in Control or Corporate Transaction” means the benefit the named executive will receive upon a Change in Control or Corporate Transaction, as each such term is defined it the executive officer’s employment contract and restricted stock award agreement.

No named executive officer is entitled to a payment in connection with Voluntary Resignation, Disability or a Termination for Cause.

Executive Benefits and Payments Upon Termination (1)	Resignation for Good Reason or Termination Without Cause	Death	Change in Control or Corporate Transaction
Edwin F. Heinen
Compensation
Severance (2)	$210,000	$210,000	$210,000
Equity
Restricted Stock (7)	7,309	7,309	54,975
Options (8)	—	—	—
Benefits and Perquisites (3)
401 (k) Match (4)	3,875	3,875	3,875
Health Insurance (5)	5,302	—	5,302
Accrued vacation pay (6)	16,154	16,154	16,154
Joseph Laezza
Compensation
Severance (2)	257,103	257,103	257,103
Equity
Restricted Stock (7)	9,073	9,073	45,406
Options (8)	—	—	—
Benefits and Perquisites (3)
401 (k) Match (4)	3,875	3,875	3,875
Health Insurance (5)	16,426	—	16,426
Accrued vacation pay (6)	19,777	19,777	19,777
David W. Robinson
Compensation
Severance (2)	264,600	264,600	264,600
Equity
Restricted Stock (7	11,198	11,198	21,531
Options (8)	—	—	—
Benefits and Perquisites (3)
401 (k) Match (4)	3,875	3,875	3,875
Health Insurance (5)	16,426	—	16,426
Accrued vacation pay (6)	20,354	20,354	20,354

———————

(1)

For purposes of this analysis, we assume that the named Executive Officer's compensation is as follows: Mr. Heinen’s current base salary is $210,000; Mr. Laezza’s current base salary is $257,103; and Mr. Robinson’s current base salary is $264,600.

(2)

Severance is calculated based on the officer’s current base pay times the twelve months detailed in their employment agreements.

(3)

Payments associated with benefits and perquisites are limited to the items listed. No other continuation of benefits or perquisites occurs under the termination scenarios listed.

(4)

401(k) Employer Match is calculated on salary paid as per Safe Harbor provision of the 401(k) Plan up to the maximum allowable contribution.

(5)

Health Insurance is calculated based on the current COBRA costs for the officer’s current coverage times twelve months detailed in their employment agreements.

(6)

Assumes four weeks of unused vacation days at the time of termination.

(7)

Represents the value of unvested restricted stock whose vesting would be accelerated as a result of termination of employment (one year) or change in control (all unvested shares).

(8)

No accelerated vesting of options upon termination.

Internal Revenue Code Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million per year paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to our executive officers in 2008 did not, in the case of any officer, exceed the $1 million per year limit. The compensation committee generally intends to limit the dollar amount of all non- performance based compensation payable to our executive officers to no more than $1 million per year.

Compensation Committee Interlocks And Insider Participation

Bami Bastani, Dean Hiltzik, and James S. Lusk served as members of the compensation committee of the board of directors during 2008. No member of the compensation committee was at any time during 2008 or at any other time our officer or employee. No member of the compensation committee served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the board or our compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We receive financial and tax services from Marks, Paneth & Shron LLP, an accounting and consulting firm in which Dean Hiltzik, one of our directors, is a partner. In the last fiscal year, we incurred fees of approximately $62,000 for services received from this firm. We also received software development services from a firm in which Aziz Ahmad, one of our former directors, is the president. In the last fiscal year, we incurred fees of approximately $118,000 for services received from this firm. We provide managed video services to a company in which James Lusk, one of our directors, is an officer. In the last fiscal year, we received fees of approximately $292,000 for the provision of our services. We believe that all of the foregoing described transactions are at arm’s-length and for terms that would have been obtained from, or provided by, unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock as of April 16, 2009 by each of the following:

•

each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially more than 5% of the common stock;

•

each person who has been a director or named executive officers since January 1, 2008 (the beginning of our last fiscal year); and

•

all of our directors and executive officers as a group.

The amounts and percentages are based on 49,074,954 shares of common stock issued as of April 16, 2009, which includes 1,564,891 shares held by the Company as treasury shares. As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within such 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person. However, unless specifically waived by such 5% owner, the 5% owner is prohibited from acquiring shares of common stock under the Series A-1 Convertible Preferred Stock, the Series A Warrants, the Series A-2 Warrants and the Series A-3 Warrants to the extent such acquisition would result in the selling stockholder beneficially owning more than 4.9% or 9.9%, as applicable, of our outstanding common stock after such acquisition.

Name And Address of Beneficial Owners (1)	Number of Shares Owned (2)		Percentage of Outstanding Shares
Executive Officers and Directors:
Joseph Laezza	1,083,478	(4)	2.2%
Edwin F. Heinen	1,629,726	(5)	3.3%
David W. Robinson	1,356,257	(6)	2.7%
Aziz Ahmad**	364,722	(7)	*
Bami Bastani	508,584	(8)	1.0%
Dean Hiltzik	198,000	(9)	*
James Lusk	116,000	(10)	*
Richard Reiss**	3,602,250	(11)	7.3%
Peter Rust	130,500	(12)	*
Michael Brandofino**	1,409,249	(3)	2.7%
All directors and executive officers as a group (10 people)	10,398,766		19.5%
5% Owners:
Vicis Capital, LLC 445 Park Avenue, New York, New York 10022	4,881,287	(13)	9.9%

———————

*

Less than 1%

**

Each of Michael Brandofino, Richard Reiss and Aziz Ahmad resigned without disagreement in March 2009, as reported on the Company’s Form 8-K filed on March 19, 2009, and no longer serve as a director or executive officer.

(1)

Unless otherwise noted, the address of each person listed is c/o Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205.

(2)

Unless otherwise noted indicated by footnote, the named persons have sole voting and investment power with respect to the shares of common stock beneficially owned.

(3)

Includes 142,559 shares issuable upon conversion of our Series A-1 Convertible Preferred Stock, and 686,655 shares subject to stock options and warrants presently exercisable.

(4)

Includes 320,000 shares of restricted stock that are subject to forfeiture, 71,985 shares issuable upon conversion of our Series A-1 Convertible Preferred Stock, and 386,493 shares subject to stock options and warrants presently exercisable or exercisable within 60 days.

(5)

Includes 326,666 shares of restricted stock that are subject to forfeiture, 410,627 shares issuable upon conversion of our Series A-1 Convertible Preferred Stock, and 574,707 shares subject to stock options and warrants presently exercisable or exercisable within 60 days.

(6)

Includes 320,000 shares of restricted stock that are subject to forfeiture, 316,171 shares issuable upon conversion of our Series A-1 Convertible Preferred Stock, and 370,086 shares subject to stock options and warrants exercisable within 60 days.

(7)

Includes 20,000 shares of restricted stock that are subject to forfeiture, 141,148 shares issuable upon conversion of our Series A-1 Convertible Preferred Stock, and 143,574 subject to presently exercisable stock options and warrants.

(8)

Includes 20,000 shares of restricted stock that are subject to forfeiture, 211,723 shares issuable upon conversion of our Series A-1 Convertible Preferred Stock, and 216,861 subject to presently exercisable stock options and warrants.

(9)

Includes 118,000 shares subject to presently exercisable stock options.

(10)

Includes 20,000 shares of restricted stock that are subject to forfeiture and 36,000 subject to presently exercisable stock options.

(11)

Includes 327,000 shares subject to presently exercisable stock options and 82,500 shares held by a trust for the benefit of Mr. Reiss' children, of which he is the trustee.

(12)

Includes 10,000 shares of restricted stock that are subject to forfeiture and 40,500 subject to presently exercisable stock options.

(13)

Based on ownership information from the Schedule 13G filed by Vicis Capital LLC on March 18, 2009, stating that as of November 25, 2008, holder currently owns 4,650,312 shares and may, within the next 60 days, acquire 230,975 shares issuable upon conversion of our Series A-1 Convertible Preferred Stock, which amount is due to a contractual 9.9% ownership limitation. Does not include 63,227,271 shares which are exercisable on 61 days’ prior written notice to the Company, which includes 39,221,432 additional shares issuable upon conversion of Series A-1 Convertible Preferred Stock, and 24,005,839 shares subject to presently exercisable warrants. The required 61 days prior written notice is designed to assure that the holder will not be deemed the beneficial owner of all underlying shares because the 61 day waiting period before the waiver becomes effective denies the holder the right to have beneficial ownership within 60 days. Therefore, without giving effect to the 9.9% contractual ownership limitation, holder presently would have the right to acquire a total of 63,458,246 shares.

Equity Compensation Plan Information

The following table provides information regarding the aggregate number of securities to be issued under all of our stock options and equity-based plans upon exercise of outstanding options, warrants and other rights and their weighted-average exercise prices as of December 31, 2008. The securities issued under equity compensation plans not approved by security holders consist entirely of options issued with respect to individual compensation arrangements for directors and consultants.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflecting in Column (a))
Equity compensation plans approved by security holders	4,922,667	$1.28	1,348,837
Equity compensation plans not approved by security holders	50,000	2.98	—
Total	4,972,667	$1.31	1,348,837

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for 2008, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission were filed on a timely basis.

PROPOSAL NO. 3 –

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee, composed entirely of independent, non-employee members of the board of directors, has appointed the firm of Amper, Politziner & Mattia, LLP (“Amper”) as the Independent Registered Public Accounting Firm to audit the consolidated financial statements of our company and its subsidiaries for fiscal year 2009 and is asking the stockholders for ratification of the appointment. Stockholder ratification is not required by our company’s bylaws or under any other applicable legal requirement. If the stockholders do not approve the selection of Amper, the audit committee will reconsider the appointment.

Amper has completed our audit for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006 and reviewed the quarterly periods therein. On March 31, 2009, we filed our 2008 audited consolidated financials statements with our Annual Report on Form 10-K.

As our Independent Registered Public Accounting Firm, Amper would audit our consolidated financial statements for fiscal year 2009, review the related interim quarters, and perform audit-related services and consultation in connection with various accounting and financial reporting matters. Amper may also perform certain non-audit services for our company. The audit committee has determined that the provision of the services provided by Amper as set forth herein are compatible with maintaining Amper’s independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant Securities and Exchange Commission rules.

Amper will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

Audit Fees

Amper, Politziner & Mattia, LLP (“Amper”), our principal accountant, billed us approximately $292,000 for professional services for the audit of our annual consolidated financial statements for the 2008 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2008 fiscal year and approximately $282,000 for the audit of our annual consolidated financial statements for the 2007 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2007 fiscal year.

Audit-Related Fees

In connection with services rendered for filing post-effective amendments to a registration statement in fiscal year 2008, Amper billed us approximately $10,000. In connection with filing a registration statement in 2007, Amper billed us approximately $29,800 in fiscal year 2007. Except for the foregoing and as reported in the paragraph immediately above, Amper did not bill us for any assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already. All of these fees were billed in connection with our filings with the Securities and Exchange Commission and attendance at audit committee meetings.

Tax Fees

In connection with tax advice, Amper billed us approximately $6,000 but did not render any professional services to us for tax compliance and tax planning in the 2008 fiscal year. Amper did not render any professional services to us for tax compliance, tax advice and tax planning in the 2007 fiscal year.

All Other Fees

Amper did not bill us in the 2008 or 2007 fiscal years for any services or products other than Audit Fees, Audit-Related Fees and Tax Fees, as listed above.

In accordance with audit committee policy and the requirements of law, all services provided by Amper were pre-approved by the audit committee and all services to be provided by Amper will be pre-approved. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed.

Required Vote and Board Recommendation

While approval of the Independent Registered Public Accounting Firm proposal is not required, the board seeks the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF AMPER, POLITZINER & MATTIA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

OTHER MATTERS

The Board of Directors knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, the persons named in the enclosed proxy will have the discretion to vote such matters in accordance with their judgment.

ADDITIONAL INFORMATION

The required financial information included our 2008 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 31, 2009 and is attached hereto, is hereby incorporated into this Proxy Statement.

APPENDIX A

CERTIFICATE OF AMENDMENT TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF GLOWPOINT, INC.

Glowpoint, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify:

FIRST:

The name of the Corporation is Glowpoint, Inc.

SECOND:

 Article SEVENTH of the Certificate of Incorporation is hereby amended and restated in its entirety to eliminate the classification of the Board of Directors and shall hereafter read as follows:

“SEVENTH:

The Board of Directors shall not be divided into classes. Each director shall be elected to serve a one year term expiring at the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.”

No other change to the Certificate of Incorporation is hereby made.

THIRD:

In accordance with Section 242 of the DGCL, the amendment to the Certificate of Incorporation set forth herein was duly adopted by the Corporation’s Board of Directors by unanimous written consent and duly adopted by its stockholders at the Corporation’s Annual Meeting of Stockholders on ____________, 2009, which was duly called and held upon notice in accordance with Section 222 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this ___ day of ________, 2009.

Joseph Laezza, President

A-1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GLOWPOINT, INC.

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2009

The undersigned stockholder of GLOWPOINT, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and proxy statement, each dated April __, 2009, and hereby appoints Joseph Laezza and Edwin F. Heinen as proxy, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of GLOWPOINT, INC. to be held on May 28, 2009 at 1:30 p.m., local time, at the law offices of Gibbons P.C., One Gateway Center, 21st Floor, Newark, New Jersey 07102 and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

GLOWPOINT, INC.

May 28, 2009

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The notice of Meeting, Proxy Statement and Proxy Card are available at http://www.glowpoint.com/investors.

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

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Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

Proposal		For	Against	Abstain
1.	Amend our certificate of incorporation to eliminate our classified Board of Directors.

2.A.

If amending our certificate of incorporation is approved to eliminate our classified Board of Directors (Proposal 1), elect the following nominees to our board of directors to each serve a one-year term:

Vote for All
Withhold Authority for All Nominees
For All Except (See instructions below)
James S. Lusk
Peter A. Rust
Grant Dawson
Joseph Laezza
David W. Robinson

2.B.

If amending our certificate of incorporation is not approved to eliminate our classified Board of Directors (Proposal 1), elect the following nominees to our board of directors as Class I members to a serve a three-year term:

Vote for All
Withhold Authority for All Nominees
For All Except (See instructions below)
James S. Lusk
Peter A. Rust

3.	Ratify the appointment of Amper, Politziner & Mattea, LLP as our Registered Public Accounting Firm for fiscal year 2009.

4.	Transact other business as may properly come before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.